JOINT FILING AGREEMENT

                  In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock of MeriStar Hotels & Resorts, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing.

Dated:  December 18, 2000                   AMERICAN SKIING COMPANY

                                             By /s/ Leslie B. Otten
                                                -------------------------
                                                Name: Leslie B. Otten
                                                Title: Chairman and Chief
                                                       Executive Officer


                                             ALBERT OTTEN TRUST F/B/O MILDRED
                                             OTTEN



                                             By /s/ Leslie B. Otten
                                                --------------------------------
                                                Name: Leslie B. Otten
                                                Title: Trustee